UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 29, 2012

RTI BIOLOGICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On August 29, 2012, RTI Biologics, Inc. (the “Company”) entered into an Executive Transition Agreement (each, an “Agreement”) with each of its executive officers: Brian K. Hutchison (President and Chief Executive Officer), Robert P. Jordheim (Executive Vice President and Chief Financial Officer), Thomas F. Rose (Executive Vice President, Chief Operations Officer and Secretary), Roger W. Rose (President, RTI Donor Services, Executive Vice President and Chief Commercial Officer) and Caroline A. Hartill (Executive Vice President and Chief Scientific Officer). Each Agreement has an initial term of three years, subject to the Company’s right to extend the term of any Agreement by giving written notice to the executive officer prior to its expiration. If a “Change in Control” (as defined in the Agreement) occurs before the expiration of the then-current term of any Agreement, and if the term would otherwise end within two years after the date of such Change in Control, then the term will automatically be extended to the second anniversary of the date of the Change in Control.

In general, the Agreement with each executive officer (other than Mr. Hutchison) provides that if, during the term of the Agreement, the Company or its successor terminates the employment of the executive officer without “Cause” (as defined in the Agreement), or the executive officer voluntarily terminates his or her employment for “Good Reason” (as defined in the Agreement), the executive officer will be entitled to periodic severance payments for 12 months totaling an amount equal to the sum of (a) one year of the executive officer’s then-current annual base salary (or, if greater, the annual base salary in effect as of the beginning of the preceding year) plus (b) the amount of the executive officer’s then-current target bonus opportunity (or, if there is no target bonus for the year in which employment is terminated, the amount of the bonus earned by the executive officer for the immediately preceding year). Mr. Hutchison’s Agreement provides for periodic severance payments, following such termination of employment, for 24 months totaling an amount equal to 2.0 times the sum of (a) one year of his then-current annual base salary (or, if greater, the annual base salary in effect as of the beginning of the preceding year) plus (b) the amount of his then-current target bonus opportunity (or, if there is no target bonus for the year in which his employment is terminated, the amount of his bonus earned for the immediately preceding year). The Agreements further provide for (1) the accelerated vesting of stock options, restricted stock units, shares of restricted stock and other forms of equity-based incentive awards granted to the executive officer, and (2) continued participation, at the same benefit and contribution levels, in the Company’s group health plan for 18 months following such termination of employment.

Each executive officer’s right to receive and retain his or her respective severance payments or benefits is subject to certain conditions, including delivery of a release of the Company and compliance with specified restrictive covenants following such termination.

The Agreement with each of Mr. Hutchison, Mr. T. Rose and Mr. R. Rose also effects the termination of their respective employment agreements with the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form of Executive Transition Agreement and the Executive Transition Agreement with Brian K. Hutchison attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Executive Transition Agreement

10.2	Executive Transition Agreement with Brian K. Hutchison

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI BIOLOGICS, INC.
Date: August 31, 2012
	By:	/s/ Robert P. Jordheim
	Name:	Robert P. Jordheim
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

RTI Biologics, Inc.

Form 8-K Current Report

Exhibit Number	Description of Document

10.1	Form of Executive Transition Agreement

10.2	Executive Transition Agreement with Brian K. Hutchison